EXHIBIT 10.01

                            CLASS B VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Voting Agreement") is dated as of March 5, 1999 among Adelphia Communications Corporation, a Delaware corporation ("Parent"), and the holders of Class B Common Stock of Century Communications Corp., a New Jersey corporation (the "Company"), identified on Schedule 1 (the "Class B Shareholders").

                                    RECITALS

         A. Parent, Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of Century with and into Merger Sub, on the terms, and subject to the conditions, set forth therein.

        B. As an inducement to Parent to enter into the Merger Agreement and to incur the obligations set forth therein, the Class B Shareholders have agreed to enter into this Voting Agreement concurrently with the execution and delivery of the Merger Agreement.

         In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the Class B Shareholders agree as follows.

         Section 1. Definitions. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.

         Section 2. Representations and Warranties of the Class B Shareholders. Each Class B Shareholder, severally and not jointly, represents and warrants to Parent in respect to itself as follows:

                  (a) Authority. Such Class B Shareholder has all requisite power and authority to enter into this Voting Agreement and to comply with its obligations hereunder. This Voting Agreement has been duly executed and delivered by such Class B Shareholder and constitutes the valid and binding obligation of such Class B Shareholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

                  (b) Non-contravention. The execution and delivery of this Voting Agreement do not, and compliance with such Class B Shareholder's obligations hereunder will not, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Class B Shareholder or the

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Certificate of Incorporation or By-laws of the Company; (ii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or require any consent, approval or authorization under any provision of any agreement for borrowed money that is secured by a Lien upon the Class B Company Common Stock owned by such Class B Shareholder or any trust or similar agreement applicable to the Class B Company Common Stock owned by such Class B Shareholder.

                  (c) Ownership. Such Class B Shareholder is the record and beneficial owner of, and has valid title to, the shares of Class B Company Common Stock (the "Class B Shares") and Options, if any, set forth opposite the name of such Class B Shareholder on Schedule 1 free and clear of any Lien (other than any Lien deemed to be created hereby and restrictions on transfer arising under federal and state securities laws). Such Class B Shareholder has the sole right to vote such Class B Shares and any shares of Class A Company Common Stock issuable on exercise of such Options or on conversion of such Class B Shares.

                  (d) Merger Agreement. Each Class B Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Class B Shareholder's execution and delivery of this Agreement.

                  Section 3. Agreement to Vote. Until the earlier of (i) termination of the Merger Agreement pursuant to Section 9.01 thereof or (ii) the Effective Time, each Class B Shareholder, severally and not jointly, agrees that, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which its vote, consent or approval (including written consent) is sought, such Class B Shareholder will vote, or cause to be voted (including by execution of a written consent), its Class B
Shares: (i) in favor of the Merger, the approval and adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and the calling of any shareholder meeting to consider any of the foregoing; and (ii) against (A) any other merger agreement or other merger, consolidation, combination, sale of substantial assets (other than the shares of capital stock of Citizens Utilities Company owned by the Company), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Transaction or (B) any amendment to the Company's Certificate of Incorporation or By-laws or other proposal, which amendment or proposal would impede, frustrate, prevent or nullify the Merger or the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change the voting rights of any class of capital stock of the Company.

         Section 4. Covenants of the Class B Shareholders. Until the termination of this Voting Agreement pursuant to Section 5, each Class B Shareholder, severally and not jointly, agrees as follows:

                  (a) Except as provided in the immediately succeeding sentence or pursuant to this Voting Agreement, such Class B Shareholder will not: (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (a "Transfer"), or enter into any contract, option or other arrangement with respect to a Transfer of, such Class B Shareholder's Class B Shares to any Person other than pursuant to the Merger; (ii) convert such Class B Shares to Class A Common Stock; or (iii) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to the Class B Shares. Each Class B Shareholder, for estate planning or similar purposes, may, on notice to Parent, Transfer Class B Shares to a

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transferee following the due execution and delivery to Parent by such transferee of a counterpart to this Voting Agreement.

                  (b) Such Class B Shareholder will execute and deliver the written agreement contemplated by Section 5.03 of the Merger Agreement.

                  (c) Such Class B Shareholder will not solicit, initiate or knowingly encourage the submission to the Company of any proposal relating to an Acquisition Transaction or participate in any negotiations regarding, or furnish any information to any Person for the purposes of encouraging, a proposal relating to an Acquisition Proposal in all cases other than the Merger.

                  (d) Such Class B Shareholder will not take any action that would in any way restrict, limit or interfere with the performance of such Class B Shareholder's obligations hereunder or the transactions contemplated hereby.

         Section 5. Termination. This Agreement will terminate on the earlier of (i) June 5, 2000, (ii) the Effective Time or (iii) termination of the Merger Agreement pursuant to Section 9.01 thereof.
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         Section 6. Shareholder Capacity. No Class B Shareholder who is a
director or officer of the Company makes any agreement in this Voting Agreement in his or her capacity as such director or officer. Each Class B Shareholder is entering into this Voting Agreement solely in such Person's capacity as a shareholder of the Company. The provisions of this Voting Agreement shall not apply to actions taken or omitted to be taken by any such Person in his or her capacity as a director or office of the Company.

         Section 7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         EACH CLASS B SHAREHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH CLASS B SHAREHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS HIS OR HER AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

         Section 8.        Miscellaneous.

                  (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

         If to Parent:

                       Adelphia Communications Corporation
                       Main at Water Street
                       Coudersport, PA 16915
                       Telephone:  814-274-9830
                       Facsimile:  814-274-7098
                       Attention:  Timothy J. Rigas, Executive Vice President
                                        and
                                      Colin Higgin, Esquire

                       with a copy to:

                       Buchanan Ingersoll Professional Corporation
                       One Oxford Centre, 21st Floor
                       Pittsburgh, PA 15219
                       Telephone:  412-562-8839
                       Facsimile:  412-562-1041
                       Attention:  Bruce I. Booken
                                    Carl E. Rothenberger

         If to any of the Class B Shareholders, to their respective addresses set forth on Schedule A, with a copy to:

                       Gibson, Dunn & Crutcher LLP
                       200 Park Avenue
                       New York, NY  10166
                       Telephone:     (212) 351-4000
                       Facsimile:     (212) 351-4035
                       Attention:     Steven R. Finley

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 8(a); (ii) if delivered by reputable overnight courier, the next business day after such notice, request or other communication is sent to the address specified in this
Section 8(a); or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8(a) and the appropriate confirmation is received.
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         (b) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the termination of this Voting Agreement.

         (c) This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (d) This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

         (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.
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         IN WITNESS WHEREOF, each of the parties has caused this Voting
Agreement to be duly executed as of the day and year first above written.


                                    ADELPHIA COMMUNICATIONS CORPORATION


                                           By: /s/ James Brown
                                               Name: James Brown
                                               Title: Vice President


                                                /s/ Leonard Tow
                                                Leonard Tow



                                             THE CLAIRE TOW TRUST


                                           By: /s/ Leonard Tow
                                               Leonard Tow, Trustee



                                           By: /s/ Claire Tow
                                               Claire Tow, Trustee



                                           By: /s/ David Z. Rosensweig
                                               David Z. Rosensweig, Trustee



         THE TRUST CREATED BY CLAIRE TOW UNDER DATE OF DECEMBER 10, 1979



                                           By: /s/ David Z. Rosensweig
                                               David Z. Rosensweig, Trustee




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                                   SCHEDULE 1


-------------------------------- -----------------------------------------
Class B Shareholder                           Class B Shares
-------------------------------- -----------------------------------------
-------------------------------- -----------------------------------------
Leonard Tow                                     18,971,095
-------------------------------- -----------------------------------------
-------------------------------- -----------------------------------------
Trust dated December 10, 1979 by
 Claire Tow as Grantor                           2,813,365
-------------------------------- -----------------------------------------
-------------------------------- -----------------------------------------
The Claire Tow Trust, created
under date of July 1973 by                            20,537,599
Leonard Tow as Grantor
-------------------------------- -----------------------------------------